EXHIBIT 99.1
DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY
Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Directors of The Coca‑Cola Company who are also executive officers of The Coca‑Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.
DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent*	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Ronald W. Allen	Chairman of the Board, President and Chief Executive Officer of Aaron's, Inc.	Aaron's, Inc. 309 East Paces Ferry Road Suite 1100 Atlanta, GA 30305
Howard G. Buffett
President of Buffett Farms and President of the Howard G. Buffett Foundation, a private foundation supporting humanitarian initiatives focused on food and water security, conservation and conflict management
Howard G. Buffett Foundation 145 North Merchant Street Decatur, IL 62523
Richard M. Daley	Executive Chairman of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 1720 Chicago, IL 60611
Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, a leading media and internet company	IAC/InterActiveCorp 555 West 18th Street New York, New York 10011
Evan G. Greenberg	Chairman and Chief Executive Officer of ACE Limited, the parent company of the ACE Group of Companies, a global insurance and reinsurance company	ACE Group 1133 Avenue of the Americas 45th Floor New York, NY 10036

Alexis M. Herman	Chair and Chief Executive Officer of New Ventures, LLC, a corporate consulting company	New Ventures, Inc. 633 Pennsylvania Avenue NW 3rd Floor Washington, D.C. 20004
Donald R. Keough	Nonexecutive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm	DMK International 200 Galleria Parkway Suite 970 Atlanta, Georgia 30339
Robert A. Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc. an interactive entertainment software company	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer and Managing Partners of WE Family Offices, a multi-family office serving global ultra high net worth families	WE Family Offices 701 Brickell Avenue Suite 200 Miami, FL 33131
Donald F. McHenry	Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service at Georgetown University	Walsh School of Foreign Service Georgetown University ICC 301 Washington, D.C. 20057
Sam Nunn	Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical warfare	The Sam Nunn School of International Affairs Georgia Institute of Technology 781 Marietta Street, NW Atlanta, Georgia 30318
James D. Robinson III	Co-Founder and General Partner of RRE Ventures, an early stage technology-focused venture capital firm; President of JD Robinson, Inc, a strategic advisory firm	RRE Investors, LLC 22nd Floor 126 East 56th Street New York, NY 10022
Peter V. Ueberroth	Investor and Chairman of the Contrarian Group, Inc., a business management company	The Contrarian Group, Inc. Suite 111 1071 Camelback Street Newport Beach, CA 92660
Jacob Wallenberg	Chairman of the Board of Investor AB, a Swedish industrial holding company Mr. Wallenberg is a citizen of Sweden.	Investor AB Arsenalsgatan 8C SE-103 32 Stockholm SWEDEN
James B. Williams	Retired Chairman of Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company	SunTrust Banks, Inc. P.O. Box 4418 Mail Code: GA-ATL-0645 Atlanta, GA 30302

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca‑Cola Company
Ahmet C. Bozer	Executive Vice President of The Coca-Cola Company and President of Coca-Cola International
Steven A. Cahillane	Executive Vice President of The Coca-Cola Company and President of Coca-Cola Americas
Alexander B. Cummings, Jr.	Executive Vice President and Chief Administrative Officer of The Coca-Cola Company
J. Alexander M. Douglas, Jr.	Senior Vice President and Global Chief Customer Officer of The Coca-Cola Company
Ceree Eberly	Senior Vice President and Chief People Officer of The Coca-Cola Company
Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company
Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments and Supply Chain Mr. Finan is a citizen of Ireland.
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.
Glenn G. Jordan S.	President of the Pacific Group of The Coca-Cola Company Mr. Jordan is a citizen of Colombia.
Nathan Kalumbu	President of the Eurasia and Africa Group of The Coca-Cola Company Mr. Kalumbu is a citizen of Zimbabwe.
James Quincey	President of the Europe Group of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom.
Jose Octavio Reyes	Vice Chairman, The Coca-Cola Export Corporation Mr. Reyes is a citizen of Mexico.
Brian Smith	President of the Latin America Group of The Coca-Cola Company
Joseph V. Tripodi	Executive Vice President and Chief Marketing and Commercial Officer of The Coca-Cola Company
Clyde C. Tuggle	Senior Vice President and Chief Public Affairs and Communications Officer of The Coca-Cola Company
Glen Walter	President and Chief Operating Officer of Coca-Cola Refreshments
Guy Wollaert	Senior Vice President and Chief Technical Officer of The Coca-Cola Company Mr. Wollaert is a citizen of Belgium.

MANAGERS AND EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC
Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of The Coca‑Cola Trading Company LLC is One
Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Kathy N. Waller	Vice President and Controller of The Coca-Cola Company
William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director of Mergers and Acquisitions

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Guy Wollaert	Senior Vice President and Chief Technical Officer of The Coca-Cola Company; President, The Coca-Cola Trading Company LLC Mr. Wollaert is a citizen of Belgium.
William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Trading Company LLC
Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of The Coca-Cola Trading Company LLC Mr. Goepelt is a citizen of Germany.
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC

MANAGERS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC
Set forth below is the name, business address, present occupation or employment of each manager and executive officer of Coca-Cola Oasis LLC  Except as indicated below, each such person is a citizen of the United States.  None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Managers of Coca-Cola Oasis LLC who are also executive officers of Coca-Cola Oasis LLC are indicated by an asterisk.  Except as indicated below, the business address of each manager and executive officer of Coca-Cola Oasis LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.
MANAGERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Kathy N. Waller	Vice President and Controller of The Coca-Cola Company
William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director, Mergers & Acquisitions

EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; President, Chief Executive Officer and Treasurer of Coca-Cola Oasis LLC
Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of Coca-Cola Oasis LLC
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Coca-Cola Oasis LLC Mr. Goepelt is a citizen of Germany.
Russell Jacobs	General Manager, Retail and Attractions of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC
William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.
Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated. Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Kathy N. Waller*	Vice President and Controller of The Coca-Cola Company
William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director, Mergers & Acquisitions

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc.
Kathy N. Waller	Vice President and Controller of The Coca-Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.
Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Carolina Coca-Cola Bottling Investments, Inc.
Mr. Goepelt is a citizen of Germany.

William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and Assistant Treasurer of Carolina Coca-Cola Bottling Investments, Inc.